News Release

HOPE BANCORP REPORTS 2022 FOURTH QUARTER AND
FULL-YEAR FINANCIAL RESULTS

LOS ANGELES - January 23, 2023 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its fourth quarter and full year ended December 31, 2022.

For the three months ended December 31, 2022, net income totaled $51.7 million, or $0.43 per diluted common share. This compares with net income of $53.7 million, or $0.45 per diluted common share, in the preceding third quarter and $51.6 million, or $0.43 per diluted common share, in the year-ago fourth quarter. Pre-provision net revenue(1) totaled $78.1 million for the 2022 fourth quarter, versus $82.6 million for the 2022 third quarter and $72.2 million for the 2021 fourth quarter.

For the full year ended December 31, 2022, net income totaled $218.3 million, or $1.81 per diluted common share, compared with $204.6 million, or $1.66 per diluted common share for the year ended December 31, 2021. Pre-provision net revenue for the full year 2022 increased 16.2% to $305.6 million from $263.1 million for 2021.

“Notwithstanding the operating environment becoming more challenging during the fourth quarter of 2022, we delivered solid financial results which reflect the benefits of the lower-risk, more diversified loan portfolio that we have built,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “Given the market’s expectations for the economic conditions to weaken further in 2023, we became even more selective with the loans that we added to the portfolio in terms of loan types and rates. New loan originations for the fourth quarter of 2022 totaled $793 million with commercial loans accounting for 54% of new production. While we had a slight decline in our loans receivable quarter-over-quarter, we closed the year with loans increasing more than 10% year-over-year, or greater than 12% when excluding SBA PPP loans. Total deposits increased 2% quarter-over-quarter, but the growth reflects increased balances of time deposits, representing in part the migration to higher-yielding deposit accounts in the current interest rate environment. The highlight of our fourth quarter was clearly the continued improvements we are experiencing in our asset quality with total nonperforming assets and total criticized loans decreasing 28% and 8%, respectively, quarter-over-quarter.

“While we are cognizant that 2023 will bring further challenges, we believe the progress we have made to strengthen and diversify our franchise over the past few years will serve us well with more sustainable earnings power. We are confident in our ability to continue strengthening franchise value during an economic downturn, while generating profitable growth that will further enhance long-term shareholder value,” said Kim.
Q4 2022 Highlights
•Loan originations totaled $793.4 million, representing a well-diversified mix of new loan production with new commercial loans accounting for 54% of total originations for the quarter.
•Loans receivable decreased 0.6% quarter-over-quarter, but increased 10.4% year-over-year. Excluding PPP, loans receivable decreased 0.5% quarter-over-quarter, but increased 12.2% year-over-year.
•Criticized loan balances decreased 8.0% quarter-over-quarter, or 47.7% year-over-year.
•Total nonperforming assets declined 28.4% quarter-over-quarter and represented 0.36% of total assets at year-end.
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(1)    Pre-provision net revenue, a non-GAAP financial measure, represents the sum of net interest income before provision (credit) for credit losses and noninterest income less noninterest expense. Management’s reasons and purposes for using this non-GAAP financial measure are set forth on Page 7 of this earnings release. A quantitative reconciliation of the most directly comparable GAAP to this non-GAAP financial measures is provided in the accompanying financial information on Table Page 10.
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•Company recorded a provision for credit losses of $8.2 million, primarily to account for declines in certain projected macroeconomic factors.
•Net interest income decreased 1.7% quarter-over-quarter, but increased 12.9% year-over-year.
•Net interest margin decreased 13 basis points quarter-over-quarter, but increased 23 basis points year-over-year.
•Total deposits increased 1.5% quarter-over-quarter and 4.6% year-over-year.
•Total cost of deposits increased 83 basis points quarter-over-quarter and 139 basis points year-over-year, reflecting the impact of an aggregate increase of 425 basis points in the Federal Funds target rates during 2022.
•Pre-provision net revenue decreased 5.5% quarter-over-quarter, but increased 8.2% year-over-year.

Financial Highlights

	At or for the Three Months Ended
(dollars in thousands, except per share data) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Net income	$51,703	$53,748	$51,623
Diluted earnings per share	$0.43	$0.45	$0.43
Pre-provision net revenue (“PPNR”) (1)	$78,113	$82,627	$72,179
Net interest income before provision for credit losses	$150,521	$153,186	$133,318
Net interest margin	3.36%	3.49%	3.13%
Noninterest income	$12,110	$13,355	$13,097
Noninterest expense	$84,518	$83,914	$74,236
Net loans receivable	$15,241,181	$15,330,626	$13,812,193
Deposits	$15,738,801	$15,502,209	$15,040,450
Total cost of deposits	1.62%	0.79%	0.23%
Nonaccrual loans(2)	$49,687	$64,571	$54,616
Nonperforming loans to loans receivable(2)	0.44%	0.62%	0.78%
ACL to loans receivable	1.05%	1.04%	1.01%
ACL to nonaccrual loans(2)	326.76%	248.66%	257.34%
ACL to nonperforming assets(2)	233.82%	165.55%	125.76%
Provision for credit losses	$8,200	$9,200	$1,500
Net charge offs (recoveries)	$6,402	$219	$(2,276)
Return on average assets (“ROA”)	1.10%	1.17%	1.16%
Return on average equity (“ROE”)	10.35%	10.58%	9.93%
ROA (PPNR) (1)	1.66%	1.79%	1.62%
ROE (PPNR) (1)	15.64%	16.26%	13.88%
Return on average tangible common equity (“ROTCE”)(1)	13.54%	13.77%	12.85%
Noninterest expense / average assets	1.79%	1.82%	1.67%
Efficiency ratio	51.97%	50.39%	50.70%

(1) Pre-provision net revenue, ROA (PPNR), ROE (PPNR), and ROTCE are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Table Page 10 of this earnings release. A quantitative reconciliation of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.
(2) Excludes delinquent SBA loans that are guaranteed and currently in liquidation.

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Operating Results for the 2022 Fourth Quarter

Net interest income before provision for credit losses for the 2022 fourth quarter decreased 2% to $150.5 million from $153.2 million in the 2022 third quarter and increased 13% from $133.3 million in the 2021 fourth quarter. The Company attributed the quarter-over-quarter decrease predominantly to higher interest expense on deposits and borrowings, which more than offset higher levels of interest income due to increases in loan yields and the average balance of loans receivable.

The net interest margin for the 2022 fourth quarter decreased 13 basis points to 3.36% from 3.49% in the preceding third quarter as the increase in the cost of deposits outpaced the expansion of the yields on interest-earning assets. Compared with the year-ago fourth quarter, the net interest margin increased 23 basis points.
The weighted average yield on loans for the 2022 fourth quarter was 5.36%, up 71 basis points from 4.65% in the 2022 third quarter and up 141 basis points from the year-ago fourth quarter. The Company attributed the increases in weighted average yield on loans to the repricing of its variable rate loans following the increases in the market interest rates, as well as a significant increase in the average rate of new loans originated during the quarter and throughout the year.

The weighted average cost of deposits for the 2022 fourth quarter increased by 83 basis points to 1.62% from 0.79% in the 2022 third quarter, reflecting a 119 basis point increase in the cost of interest bearing deposits due to the accelerated pace of Federal Funds target rate hikes in the second half of the year. Compared with the year-ago fourth quarter, the weighted average cost of deposits for the 2022 fourth quarter increased 139 basis points from 0.23%, reflecting a 205 basis point increase in the cost of interest bearing deposits.

Noninterest income for the 2022 fourth quarter decreased 9% to $12.1 million from $13.4 million in the 2022 third quarter. Quarter-over-quarter reductions in the net gains on sales of SBA loans, service fees on deposit accounts and other income and fees were partially offset by an increase in net gains on sales of other loans. The decrease in other income and fees largely reflects lower swap fee income versus the preceding third quarter. During the 2022 fourth quarter, the Company sold $41.2 million in the guaranteed portion of SBA 7(a) loans and $3.5 million in retail mortgage loans, compared with $57.8 million and $3.7 million, respectively, sold in the preceding third quarter. Noninterest income for the 2021 fourth quarter totaled $13.1 million.

Noninterest expense for the 2022 fourth quarter increased 1% to $84.5 million from $83.9 million for the preceding third quarter and increased 14% from $74.2 million for the year-ago fourth quarter. The quarter-over-quarter increase largely reflects higher costs associated with earnings credit rebates. The year-over-year increase is attributed to higher salaries and employee benefits and higher costs of earnings credit rebates.

Salaries and employee benefits expense for the 2022 fourth quarter decreased to $52.7 million from $53.2 million in the preceding third quarter, largely reflecting a decrease in incentive compensation expense. Salaries and employee benefits expense for the 2021 fourth quarter totaled $44.6 million. The Company’s FTE count was 1,549 at December 31, 2022, 1,539 at September 30, 2022 and 1,476 at December 31, 2021.

Earnings credit rebates for the 2022 fourth quarter increased to $5.0 million from $4.7 million in the 2022 third quarter and $555,000 in the 2021 fourth quarter, as a result of the increases in the Federal Funds rates.

The Company’s efficiency ratio for the 2022 fourth quarter was 51.97%, compared with 50.39% in the preceding third quarter and 50.70% in the year-ago fourth quarter. Noninterest expense as a percentage of average assets was 1.79% for the 2022 fourth quarter, compared with 1.82% for the 2022 third quarter and 1.67% for the 2021 fourth quarter.

The effective tax rate for the 2022 fourth quarter was 26.1%, compared with 26.8% for the preceding third quarter and 27.0% for the year-ago fourth quarter.

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Balance Sheet Summary
New loan originations during the 2022 fourth quarter totaled $793.4 million, compared with $1.35 billion in the preceding third quarter and $1.24 billion in the 2021 fourth quarter.

Following are the components of new loan production for the quarters ended December 31, 2022, September 30, 2022, and December 31, 2021.

	For the Three Months Ended
(dollars in thousands) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Commercial real estate	$302,983	$500,826	$573,978
Commercial	424,340	732,341	532,634
SBA	28,825	47,428	54,848
Residential mortgage	36,720	67,079	81,325
Consumer	555	1,020	70
Total new loan originations	$793,423	$1,348,694	$1,242,855

At December 31, 2022, loans receivable decreased 0.6% to $15.40 billion from $15.49 billion at September 30, 2022, but increased 10.4% from $13.95 billion at December 31, 2021.

Following is the loan portfolio composition and percentage of total loans as of December 31, 2022, September 30, 2022 and December 31, 2021:

(dollars in thousands)	12/31/2022		9/30/2022		12/31/2021
(unaudited)	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial loans	$5,109,532	33.2%	$5,124,421	33.1%	$4,208,674	30.2%
Real estate loans	9,414,580	61.1%	9,504,893	61.3%	9,105,931	65.3%
Consumer and other loans	879,428	5.7%	861,873	5.6%	638,138	4.5%
Loans receivable	$15,403,540	100.0%	$15,491,187	100.0%	$13,952,743	100.0%

Total deposits at December 31, 2022 increased 1.5% to $15.74 billion from $15.50 billion at September 30, 2022, largely reflecting an increase in time deposits, and increased 4.6% year-over-year from $15.04 billion at December 31, 2021. Quarter-over-quarter, noninterest bearing demand and money market and NOW deposits decreased 13.3% and 4.6%, respectively, but these decreases were more than offset by a 34.6% increase in time deposits. On a year-over-year basis, noninterest bearing demand deposits at December 31, 2022 decreased 15.7%, money market and NOW deposits decreased 9.1%, and time deposits increased 79.0%.

Following is the deposit composition as of December 31, 2022, September 30, 2022 and December 31, 2021:

(dollars in thousands) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Noninterest bearing demand deposits	$4,849,493	$5,590,952	$5,751,870
Money market and other	5,615,784	5,885,093	6,178,850
Saving deposits	283,464	317,841	321,377
Time deposits	4,990,060	3,708,323	2,788,353
Total deposit balances	$15,738,801	$15,502,209	$15,040,450

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Following is the deposit composition as a percentage of total deposits and a breakdown of cost of deposits as of and for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021:

	Deposit Breakdown			Cost of Deposits
(unaudited)	12/31/2022	9/30/2022	12/31/2021	Q4 2022	Q3 2022	Q4 2021
Noninterest bearing demand deposits	30.8%	36.1%	38.3%	—%	—%	—%
Money market and other	35.7%	38.0%	41.1%	2.42%	1.24%	0.37%
Saving deposits	1.8%	2.0%	2.1%	1.29%	1.18%	1.18%
Time deposits	31.7%	23.9%	18.5%	2.53%	1.27%	0.34%
Total deposit balances	100.0%	100.0%	100.0%	1.62%	0.79%	0.23%

Allowance for Credit Losses
For the 2022 fourth quarter, the Company recorded a provision for credit losses of $8.2 million, compared with $9.2 million in the preceding third quarter and $1.5 million in the 2021 fourth quarter.

Following is the allowance for credit losses and allowance coverage ratios as of December 31, 2022, September 30, 2022 and December 31, 2021:

(dollars in thousands) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Allowance for credit losses	$162,359	$160,561	$140,550
Allowance for credit loss/loans receivable	1.05%	1.04%	1.01%
Allowance for credit losses/nonperforming loans (1)	242.26%	168.11%	128.75%

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $9.8 million, $9.9 million and $19.5 million at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Credit Quality
Following are the components of nonperforming assets as of December 31, 2022, September 30, 2022 and December 31, 2021:

(dollars in thousands) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Loans on nonaccrual status (1)	$49,687	$64,571	$54,616
Delinquent loans 90 days or more on accrual status	401	5,306	2,131
Accruing troubled debt restructured loans	16,931	25,631	52,418
Total nonperforming loans	67,019	95,508	109,165
Other real estate owned	2,418	1,480	2,597
Total nonperforming assets	$69,437	$96,988	$111,762

(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $9.8 million, $9.9 million and $19.5 million at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Total nonperforming assets at December 31, 2022 decreased 28.4% to $69.4 million from $97.0 million at September 30, 2022 and decreased 37.9% from $111.8 million at December 31, 2021.

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Following are net charge offs (recoveries) and net charge offs (recoveries) to average loans receivable on an annualized basis for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021:

	For the Three Months Ended
(dollars in thousands) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Net charge offs (recoveries)	$6,402	$219	$(2,276)
Net charge offs (recoveries)/average loans receivable (annualized)	0.17%	0.01%	(0.07)%

Following are the components of criticized loan balances as of December 31, 2022, September 30, 2022 and December 31, 2021:

(dollars in thousands) (unaudited)	12/31/2022	9/30/2022	12/31/2021
Special mention	$157,263	$79,399	$257,194
Substandard	104,073	204,713	242,397
Total criticized loans	$261,336	$284,112	$499,591

At December 31, 2022, total criticized loans decreased 8.0% quarter-over-quarter and decreased 47.7% year-over-year, representing the lowest level experienced by the Company since 2011.

Capital
At December 31, 2022, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. Following are capital ratios for the Company as of December 31, 2022, September 30, 2022 and December 31, 2021:

(unaudited)	12/31/2022	9/30/2022	12/31/2021	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	10.55%	10.32%	11.03%	6.50%
Tier 1 Leverage Ratio	10.15%	10.25%	10.11%	5.00%
Tier 1 Risk-Based Ratio	11.15%	10.92%	11.70%	8.00%
Total Risk-Based Ratio	11.97%	11.72%	12.42%	10.00%

Following are tangible common equity (“TCE”) per share and TCE as a percentage of tangible assets as of December 31, 2022, September 30, 2022 and December 31, 2021:

(unaudited)	12/31/2022	9/30/2022	12/31/2021
Tangible common equity per share (1)	$12.96	$12.60	$13.51
Tangible common equity to tangible assets (1)	8.29%	8.09%	9.31%

(1)    Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth in the following section. A quantitative reconciliation of the most directly comparable GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 10.

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Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial measure disclosures, including pre-provision net revenue, ROA (PPNR), ROE (PPNR), tangible common equity, tangible common equity per share, tangible assets and tangible common equity to tangible assets. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding its operational performance and the Company’s and the Bank’s capital levels and has included these figures in response to market participant interest in these financial metrics. A reconciliation of the most directly comparable GAAP to non-GAAP financial measures is provided in the accompanying financial information on Table Page 10.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, January 24, 2023 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its fourth quarter and full year ended December 31, 2022. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through January 31, 2023, replay access code 9204177.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $19.16 billion in total assets as of December 31, 2022. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses; regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Angie Yang
SVP, Director of Investor Relations & Corporate Communications
213-251-2219
angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	12/31/2022	9/30/2022	% change	12/31/2021	% change
Cash and due from banks	$506,776	$331,336	53%	$316,266	60%
Investment securities	2,243,195	2,264,533	(1)%	2,666,275	(16)%
Federal Home Loan Bank (“FHLB”) stock and other investments	61,761	65,192	(5)%	87,961	(30)%
Loans held for sale, at the lower of cost or fair value	49,245	41,989	17%	99,049	(50)%
Loans receivable	15,403,540	15,491,187	(1)%	13,952,743	10%
Allowance for credit losses	(162,359)	(160,561)	1%	(140,550)	16%
Net loans receivable	15,241,181	15,330,626	(1)%	13,812,193	10%
Accrued interest receivable	55,460	42,363	31%	41,842	33%
Premises and equipment, net	46,859	46,169	1%	45,667	3%
Bank owned life insurance	77,078	76,788	—%	77,081	—%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	11,628	11,601	—%	10,418	12%
Other intangible assets, net	5,726	6,212	(8)%	7,671	(25)%
Other assets	401,132	402,129	—%	260,188	54%
Total assets	$19,164,491	$19,083,388	—%	$17,889,061	7%

Liabilities:
Deposits	$15,738,801	$15,502,209	2%	$15,040,450	5%
FHLB and FRB borrowings	865,000	1,072,000	(19)%	300,000	188%
Convertible notes, net	217,148	216,913	—%	216,209	—%
Subordinated debentures	106,565	106,258	—%	105,354	1%
Accrued interest payable	26,668	11,713	128%	4,272	524%
Other liabilities	190,981	198,570	(4)%	129,793	47%
Total liabilities	$17,145,163	$17,107,663	—%	$15,796,078	9%

Stockholders’ Equity:
Common stock, $0.001 par value	$137	$137	—%	$136	1%
Capital surplus	1,431,003	1,428,052	—%	1,421,698	1%
Retained earnings	1,083,712	1,048,738	3%	932,561	16%
Treasury stock, at cost	(264,667)	(264,667)	—%	(250,000)	(6)%
Accumulated other comprehensive loss, net	(230,857)	(236,535)	2%	(11,412)	(1,923)%
Total stockholders’ equity	2,019,328	1,975,725	2%	2,092,983	(4)%
Total liabilities and stockholders’ equity	$19,164,491	$19,083,388	—%	$17,889,061	7%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	119,495,209	119,479,253		120,006,452
Treasury stock shares	17,382,835	17,382,835		16,343,849
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Twelve Months Ended
	12/31/2022	9/30/2022	% change	12/31/2021	% change	12/31/2022	12/31/2021	% change

Interest and fees on loans	$207,958	$175,078	19%	$133,821	55%	$660,732	$528,174	25%
Interest on investment securities	14,758	13,498	9%	10,657	38%	52,220	35,492	47%
Interest on federal funds sold and other investments	1,521	606	151%	691	120%	3,163	2,866	10%
Total interest income	224,237	189,182	19%	145,169	54%	716,115	566,532	26%

Interest on deposits	63,276	30,667	106%	8,905	611%	114,839	42,011	173%
Interest on other borrowings and convertible notes	10,440	5,329	96%	2,946	254%	22,855	11,751	94%
Total interest expense	73,716	35,996	105%	11,851	522%	137,694	53,762	156%

Net interest income before provision (credit) for credit losses	150,521	153,186	(2)%	133,318	13%	578,421	512,770	13%
Provision (credit) for credit losses	8,200	9,200	(11)%	1,500	447%	9,600	(12,200)	N/A
Net interest income after provision (credit) for credit losses	142,321	143,986	(1)%	131,818	8%	568,821	524,970	8%

Service fees on deposit accounts	2,159	2,535	(15)%	1,894	14%	8,938	7,275	23%
International service fees	762	834	(9)%	1,061	(28)%	3,134	3,586	(13)%
Loan servicing fees, net	928	981	(5)%	747	24%	3,588	3,367	7%
Wire transfer fees	863	856	1%	916	(6)%	3,477	3,519	(1)%
Net gains on sales of SBA loans	2,154	2,782	(23)%	3,614	(40)%	16,343	8,448	93%
Net gains on sales of residential mortgage loans	20	29	(31)%	530	(96)%	882	4,435	(80)%
Net gains on sales of other loans	623	117	432%	—	100%	193	—	100%
Other income and fees	4,601	5,221	(12)%	4,335	6%	14,842	12,964	14%
Total noninterest income	12,110	13,355	(9)%	13,097	(8)%	51,397	43,594	18%

Salaries and employee benefits	52,694	53,222	(1)%	44,608	18%	204,719	175,151	17%
Occupancy	7,072	6,682	6%	7,391	(4)%	28,267	28,898	(2)%
Furniture and equipment	5,045	4,967	2%	4,642	9%	19,434	18,079	7%
Advertising and marketing	1,869	1,739	7%	2,329	(20)%	7,470	8,707	(14)%
Data processing and communications	2,860	2,469	16%	2,789	3%	10,683	10,331	3%
Professional fees	1,325	1,196	11%	2,439	(46)%	6,314	12,168	(48)%
FDIC assessment	1,596	1,633	(2)%	1,366	17%	6,248	5,109	22%
Credit related expenses	1,040	873	19%	873	19%	5,897	4,400	34%
OREO (income) expense	(425)	378	N/A	811	N/A	315	1,638	(81)%
Software impairment	—	—	—%	—	—%	—	2,146	(100)%
Earnings credit rebates	5,002	4,685	7%	555	801%	10,998	1,842	497%
Other	6,440	6,070	6%	6,433	—%	23,825	24,823	(4)%
Total noninterest expense	84,518	83,914	1%	74,236	14%	324,170	293,292	11%
Income before income taxes	69,913	73,427	(5)%	70,679	(1)%	296,048	275,272	8%
Income tax provision	18,210	19,679	(7)%	19,056	(4)%	77,771	70,700	10%
Net income	$51,703	$53,748	(4)%	$51,623	—%	$218,277	$204,572	7%

Earnings Per Common Share - Basic	$0.43	$0.45		$0.43		$1.82	$1.67
Earnings Per Common Share - Diluted	$0.43	$0.45		$0.43		$1.81	$1.66

Weighted Average Shares Outstanding - Basic	119,483,499	119,476,035		120,160,300		119,824,970	122,321,768
Weighted Average Shares Outstanding - Diluted	120,102,665	119,996,523		121,025,925		120,472,345	123,133,025
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	For the Three Months Ended (Annualized)			For the Twelve Months Ended
Profitability measures:	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
ROA	1.10%	1.17%	1.16%	1.20%	1.17%
ROE	10.35%	10.58%	9.93%	10.73%	9.88%
ROA (PPNR) (1)	1.66%	1.79%	1.62%	1.68%	1.51%
ROE (PPNR) (1)	15.64%	16.26%	13.88%	15.03%	12.70%
ROTCE (2)	13.54%	13.77%	12.85%	13.97%	12.80%
Net interest margin	3.36%	3.49%	3.13%	3.36%	3.09%
Efficiency ratio	51.97%	50.39%	50.70%	51.47%	52.72%
Noninterest expense / average assets	1.79%	1.82%	1.67%	1.78%	1.68%

(1) ROA (PPNR) and ROE (PPNR) are non-GAAP financial measures. Management’s reasons and purposes for using these non-GAAP financial measures are set forth on Table Page 10 of this earnings release. A quantitative reconciliation of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

(2) Average tangible common equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position. A quantitative reconciliation of the most directly comparable GAAP to non-GAAP financial measure is provided in the accompanying financial information on Table Page 10.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	12/31/2022			9/30/2022			12/31/2021
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$15,393,843	$207,958	5.36%	$14,925,298	$175,078	4.65%	$13,447,009	$133,821	3.95%
Investment securities	2,254,678	14,758	2.60%	2,366,696	13,498	2.26%	2,674,903	10,657	1.58%
FHLB stock and other investments	114,077	1,521	5.29%	107,724	606	2.23%	773,579	691	0.35%
Total interest earning assets	$17,762,598	$224,237	5.01%	$17,399,718	$189,182	4.31%	$16,895,491	$145,169	3.41%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$5,733,448	$34,991	2.42%	$6,255,271	$19,614	1.24%	$5,961,363	$5,522	0.37%
Savings	297,128	968	1.29%	324,487	969	1.18%	316,758	946	1.18%
Time deposits	4,276,655	27,317	2.53%	3,146,432	10,084	1.27%	2,823,613	2,437	0.34%
Total interest bearing deposits	10,307,231	63,276	2.44%	9,726,190	30,667	1.25%	9,101,734	8,905	0.39%
FHLB and FRB borrowings	838,335	6,988	3.31%	448,837	2,393	2.12%	216,882	648	1.19%
Convertible notes, net	217,002	1,322	2.38%	216,762	1,322	2.39%	216,078	1,322	2.39%
Subordinated debentures	102,496	2,130	8.13%	102,182	1,614	6.18%	101,295	976	3.77%
Total interest bearing liabilities	$11,465,064	$73,716	2.55%	$10,493,971	$35,996	1.36%	$9,635,989	$11,851	0.49%
Noninterest bearing demand deposits	5,174,217			5,719,155			5,967,251
Total funding liabilities/cost of funds	$16,639,281		1.76%	$16,213,126		0.88%	$15,603,240		0.30%
Net interest income/net interest spread		$150,521	2.46%		$153,186	2.95%		$133,318	2.92%
Net interest margin			3.36%			3.49%			3.13%

Cost of deposits:
Noninterest bearing demand deposits	$5,174,217	$—	—%	$5,719,155	$—	—%	$5,967,251	$—	—%
Interest bearing deposits	10,307,231	63,276	2.44%	9,726,190	30,667	1.25%	9,101,734	8,905	0.39%
Total deposits	$15,481,448	$63,276	1.62%	$15,445,345	$30,667	0.79%	$15,068,985	$8,905	0.23%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Twelve Months Ended
	12/31/2022			12/31/2021
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,634,627	$660,732	4.51%	$13,343,431	$528,174	3.96%
Investment securities	2,415,621	52,220	2.16%	2,392,589	35,492	1.48%
FHLB stock and other investments	176,313	3,163	1.79%	844,010	2,866	0.34%
Total interest earning assets	$17,226,561	$716,115	4.16%	$16,580,030	$566,532	3.42%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$6,202,104	$68,961	1.11%	$5,657,958	$22,867	0.40%
Savings	315,775	3,802	1.20%	309,295	3,623	1.17%
Time deposits	3,084,851	42,076	1.36%	3,178,722	15,521	0.49%
Total interest bearing deposits	9,602,730	114,839	1.20%	9,145,975	42,011	0.46%
FHLB and FRB borrowings	528,342	11,525	2.18%	208,721	2,561	1.23%
Convertible notes, net	216,654	5,289	2.41%	215,633	5,289	2.42%
Subordinated debentures	102,037	6,041	5.84%	100,848	3,901	3.82%
Total interest bearing liabilities	$10,449,763	$137,694	1.32%	$9,671,177	$53,762	0.56%
Noninterest bearing demand deposits	5,569,534			5,581,803
Total funding liabilities/cost of funds	$16,019,297		0.86%	$15,252,980		0.35%
Net interest income/net interest spread		$578,421	2.84%		$512,770	2.86%
Net interest margin			3.36%			3.09%

Cost of deposits:
Noninterest bearing demand deposits	$5,569,534	$—	—%	$5,581,803	$—	—%
Interest bearing deposits	9,602,730	114,839	1.20%	9,145,975	42,011	0.46%
Total deposits	$15,172,264	$114,839	0.76%	$14,727,778	$42,011	0.29%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Twelve Months Ended
AVERAGE BALANCES:	12/31/2022	9/30/2022	% change	12/31/2021	% change	12/31/2022	12/31/2021	% change
Loans, including loans held for sale	$15,393,843	$14,925,298	3%	$13,447,009	14%	$14,634,627	$13,343,431	10%
Investments	2,368,755	2,474,420	(4)%	3,448,482	(31)%	2,591,934	3,236,599	(20)%
Interest earning assets	17,762,598	17,399,718	2%	16,895,491	5%	17,226,561	16,580,030	4%
Total assets	18,863,726	18,428,874	2%	17,834,345	6%	18,231,609	17,467,665	4%

Interest bearing deposits	10,307,231	9,726,190	6%	9,101,734	13%	9,602,730	9,145,975	5%
Interest bearing liabilities	11,465,064	10,493,971	9%	9,635,989	19%	10,449,763	9,671,177	8%
Noninterest bearing demand deposits	5,174,217	5,719,155	(10)%	5,967,251	(13)%	5,569,534	5,581,803	—%
Stockholders’ equity	1,997,460	2,032,362	(2)%	2,079,694	(4)%	2,034,027	2,071,453	(2)%
Net interest earning assets	6,297,534	6,905,747	(9)%	7,259,502	(13)%	6,776,798	6,908,853	(2)%

LOAN PORTFOLIO COMPOSITION:	12/31/2022	9/30/2022	% change	12/31/2021	% change
Commercial loans	$5,109,532	$5,124,421	—%	$4,208,674	21%
Real estate loans	9,414,580	9,504,893	(1)%	9,105,931	3%
Consumer and other loans	879,428	861,873	2%	638,138	38%
Loans, net of deferred loan fees and costs	15,403,540	15,491,187	(1)%	13,952,743	10%
Allowance for credit losses	(162,359)	(160,561)	1%	(140,550)	16%
Loans receivable, net	$15,241,181	$15,330,626	(1)%	$13,812,193	10%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2022	9/30/2022	% change	12/31/2021	% change
Retail buildings	$2,585,383	$2,632,564	(2)%	$2,522,976	2%
Hotels/motels	952,579	1,091,047	(13)%	1,308,405	(27)%
Gas stations/car washes	1,054,720	1,056,217	—%	1,050,730	—%
Mixed-use facilities	848,417	825,289	3%	854,793	(1)%
Warehouses	1,294,893	1,271,104	2%	1,244,339	4%
Multifamily	1,295,644	1,199,320	8%	744,068	74%
Other	1,382,944	1,429,352	(3)%	1,380,620	—%
Total	$9,414,580	$9,504,893	(1)%	$9,105,931	3%

DEPOSIT COMPOSITION	12/31/2022	9/30/2022	% change	12/31/2021	% change
Noninterest bearing demand deposits	$4,849,493	$5,590,952	(13)%	$5,751,870	(16)%
Money market and other	5,615,784	5,885,093	(5)%	6,178,850	(9)%
Saving deposits	283,464	317,841	(11)%	321,377	(12)%
Time deposits	4,990,060	3,708,323	35%	2,788,353	79%
Total deposits	$15,738,801	$15,502,209	2%	$15,040,450	5%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	12/31/2022	9/30/2022	12/31/2021
Total stockholders’ equity	$2,019,328	$1,975,725	$2,092,983
Common equity tier 1 ratio	10.55%	10.32%	11.03%
Tier 1 risk-based capital ratio	11.15%	10.92%	11.70%
Total risk-based capital ratio	11.97%	11.72%	12.42%
Tier 1 leverage ratio	10.15%	10.25%	10.11%
Total risk weighted assets	$17,049,410	$17,065,355	$15,036,292
Book value per common share	$16.90	$16.54	$17.44
Tangible common equity to tangible assets (1)	8.29%	8.09%	9.31%
Tangible common equity per share (1)	$12.96	$12.60	$13.51

(1) Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. A quantitative reconciliation of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Balance at beginning of period	$160,561	$151,580	$147,450	$140,550	$136,774	$140,550	$206,741
Provision (credit) for credit losses	8,200	9,200	3,200	(11,000)	1,500	9,600	(12,200)
Recoveries	3,222	331	1,642	19,403	3,615	24,598	8,245
Charge offs	(9,624)	(550)	(712)	(1,503)	(1,339)	(12,389)	(62,236)
Balance at end of period	$162,359	$160,561	$151,580	$147,450	$140,550	$162,359	$140,550
Net charge offs (recoveries)/average loans receivable (annualized)	0.17%	0.01%	(0.03)%	(0.52)%	(0.07)%	(0.08)%	0.40%

	Three Months Ended					Twelve Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021	12/31/2022	12/31/2021
Real estate loans	$2,022	$9	$(508)	$(16,418)	$(2,352)	$(14,895)	$51,705
Commercial loans	4,174	115	(461)	(1,529)	144	2,299	1,362
Consumer loans	206	95	39	47	(68)	387	924
Total net charge offs (recoveries)	$6,402	$219	$(930)	$(17,900)	$(2,276)	$(12,209)	$53,991

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Loans on nonaccrual status (1)	$49,687	$64,571	$69,522	$52,717	$54,616
Delinquent loans 90 days or more on accrual status	401	5,306	12,468	3,090	2,131
Accruing troubled debt restructured loans	16,931	25,631	26,572	44,555	52,418
Total nonperforming loans	67,019	95,508	108,562	100,362	109,165
Other real estate owned	2,418	1,480	2,010	2,010	2,597
Total nonperforming assets	$69,437	$96,988	$110,572	$102,372	$111,762

Nonperforming assets/total assets	0.36%	0.51%	0.61%	0.58%	0.62%
Nonperforming assets/loans receivable & OREO	0.45%	0.63%	0.76%	0.73%	0.80%
Nonperforming assets/total capital	3.44%	4.91%	5.53%	5.02%	5.34%
Nonperforming loans/loans receivable	0.44%	0.62%	0.75%	0.71%	0.78%
Nonaccrual loans/loans receivable	0.32%	0.42%	0.48%	0.37%	0.39%
Allowance for credit losses/loans receivable	1.05%	1.04%	1.04%	1.05%	1.01%
Allowance for credit losses/nonaccrual loans	326.76%	248.66%	218.03%	279.70%	257.34%
Allowance for credit losses/nonperforming loans	242.26%	168.11%	139.63%	146.92%	128.75%
Allowance for credit losses/nonperforming assets	233.82%	165.55%	137.09%	144.03%	125.76%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $9.8 million, $9.9 million, $13.2 million, $17.0 million, and $19.5 million, at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.

NONACCRUAL LOANS BY TYPE:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Real estate loans	$33,915	$47,807	$53,966	$36,655	$39,756
Commercial loans	5,620	7,675	8,206	8,686	11,025
Consumer loans	10,152	9,089	7,350	7,376	3,835
Total	$49,687	$64,571	$69,522	$52,717	$54,616

ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Retail buildings	$3,331	$5,474	$6,337	$24,356	$28,483
Hotels/motels	—	—	—	—	472
Gas stations/car washes	181	185	189	193	197
Mixed-use facilities	6	2,832	2,837	2,836	2,846
Warehouses	4,940	4,988	4,770	5,321	5,366
Other (2)	8,473	12,152	12,439	11,849	15,054
Total	$16,931	$25,631	$26,572	$44,555	$52,418

(2) Includes commercial business, consumer, and other loans

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
30 - 59 days	$7,049	$13,092	$10,090	$12,439	$29,723
60 - 89 days	2,243	4,933	6,354	3,090	10,345
Total	$9,292	$18,025	$16,444	$15,529	$40,068

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Real estate loans	$4,115	$9,694	$7,919	$6,097	$20,232
Commercial loans	3,300	6,165	3,397	5,003	3,057
Consumer loans	1,877	2,166	5,128	4,429	16,779
Total	$9,292	$18,025	$16,444	$15,529	$40,068

CRITICIZED LOANS:	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Special mention	$157,263	$79,399	$95,797	$166,958	$257,194
Substandard	104,073	204,713	244,748	226,661	242,397
Total criticized loans	$261,336	$284,112	$340,545	$393,619	$499,591
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. A reconciliation of the most directly comparable GAAP to non-GAAP financial measures utilized by management is provided below.

	Three Months Ended			Twelve Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Average stockholders’ equity	$1,997,460	$2,032,362	$2,079,694	$2,034,027	$2,071,453
Less: Goodwill and core deposit intangible assets, net	(470,442)	(470,941)	(472,405)	(471,176)	(473,177)
Average tangible common equity	$1,527,018	$1,561,421	$1,607,289	$1,562,851	$1,598,276

Net income	$51,703	$53,748	$51,623	$218,277	$204,572
Return on average tangible common equity (annualized)	13.54%	13.77%	12.85%	13.97%	12.80%

TANGIBLE COMMON EQUITY	12/31/2022	9/30/2022	12/31/2021
Total stockholders’ equity	$2,019,328	$1,975,725	$2,092,983
Less: Goodwill and core deposit intangible assets, net	(470,176)	(470,662)	(472,121)
Tangible common equity	$1,549,152	$1,505,063	$1,620,862

Total assets	$19,164,491	$19,083,388	$17,889,061
Less: Goodwill and core deposit intangible assets, net	(470,176)	(470,662)	(472,121)
Tangible assets	$18,694,315	$18,612,726	$17,416,940

Common shares outstanding	119,495,209	119,479,253	120,006,452
Tangible common equity to tangible assets	8.29%	8.09%	9.31%
Tangible common equity per share	$12.96	$12.60	$13.51

	Three Months Ended			Twelve Months Ended
PRE-PROVISION NET REVENUE	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Net interest income before provision (credit) for credit losses	$150,521	$153,186	$133,318	$578,421	$512,770
Noninterest income	12,110	13,355	13,097	51,397	43,594
Revenue	162,631	166,541	146,415	629,818	556,364
Less noninterest expense	84,518	83,914	74,236	324,170	293,292
Pre-provision net revenue	$78,113	$82,627	$72,179	$305,648	$263,072

Average assets	$18,863,726	$18,428,874	$17,834,345	$18,231,609	$17,467,665
ROA (PPNR)	1.66%	1.79%	1.62%	1.68%	1.51%

Average stockholders’ equity	1,997,460	2,032,362	2,079,694	2,034,027	2,071,453
ROE (PPNR)	15.64%	16.26%	13.88%	15.03%	12.70%
Table Page 10